UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2026

SmartStop Self Storage REIT, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-42584	46-1722812
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Terrace Road
Ladera Ranch, California		92694
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 418-5144

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 18, 2026, SmartStop Self Storage REIT, Inc. (the “Company”), through its operating partnership (the “Borrower”), entered into a second amended and restated credit agreement with KeyBank, National Association, as administrative agent, certain others listed as joint book runners, joint lead arrangers, syndication agents and documentation agents, and certain other lenders party thereto (the “2026 Credit Agreement”). The Credit Agreement replaces the amended and restated credit agreement the Company entered into on February 22, 2024 (the “2024 Credit Facility”).

The 2026 Credit Agreement provides for a senior unsecured revolving credit facility (the “Credit Facility”) in an aggregate principal amount of $500 million. The Borrower has the right to increase the amount available under the Credit Facility by an additional $1.1 billion, for a total potential maximum aggregate amount of $1.6 billion, subject to certain conditions. The Credit Facility also includes sublimits of (a) up to $25 million for letters of credit and (b) up to $50 million for swingline loans; each of these sublimits are part of, and not in addition to, the amounts available under the Credit Facility. Borrowings under the Credit Facility may be in either U.S. dollars or Canadian dollars. The Borrower’s outstanding balance under the 2024 Credit Facility of approximately $68.3 million remained unchanged at the closing of the Credit Facility..

The maturity date of the Credit Facility is February 18, 2030, subject to a one-year extension option, subject to the payment of an extension fee of 0.125% on the aggregate amount of the then-outstanding revolving commitments for such extension, and it may be prepaid or terminated at any time without penalty; provided, however, that the Lenders (as defined in the Credit Agreement) shall be indemnified for certain breakage costs.

Amounts borrowed under the Credit Facility bear interest based on the type of borrowing (either Base Rate Loans, SOFR Loans, or CORRA Loans, each as defined in the Credit Agreement) and vary based upon the Company’s consolidated leverage ratio or credit rating. Base Rate Loans bear interest at the lesser of (x) the Base Rate (as defined in the Credit Agreement) plus the applicable rate, or (y) the maximum rate. SOFR Loans that are Daily Simple SOFR Loans bear interest at the lesser of (a) Daily Simple SOFR (as defined in the Credit Agreement) plus the applicable rate, or (b) the maximum rate. SOFR Loans that are Term SOFR Loans bear interest at the lesser of (a) Term SOFR (as defined in the Credit Agreement) for the interest period in effect plus the applicable rate, or (b) the maximum rate. CORRA Loans bear interest at the lesser of (a) Daily Simple CORRA (as defined in the Credit Agreement) plus the applicable rate, or (b) the maximum rate. Until the Company achieves an investment grade credit rating, the corresponding applicable rate varies between 100 basis points to 145 basis points for SOFR Loans and CORRA Loans and between 0 basis points and 45 basis points for Base Rate Loans, in each case depending on the consolidated leverage ratio of the Company. After the Company achieves an investment grade credit rating, the corresponding applicable rate varies between 70 basis points to 140 basis points for SOFR Loans and CORRA Loans and between 0 basis points and 40 basis points for Base Rate Loans, in each case depending on the credit rating of the Company. Initial advances under the Credit Facility are Daily Simple SOFR Loans that bear interest at 105 basis points over Daily Simple SOFR. The Credit Facility is also subject to a facility fee based on the amount of outstanding revolving commitments, which varies from 15 bps to 30 bps, depending on the consolidated leverage ratio of the Company. After the Company achieves an investment grade credit rating, the facility fee varies from 10 bps to 30 bps depending on the credit rating of the Company.

The Credit Facility is fully recourse, jointly and severally, to the Company, the Borrower, and certain of its subsidiaries (the “Subsidiary Guarantors”). In connection with the Credit Facility, each of the Company, the Borrower and the Subsidiary Guarantors executed guarantees in favor of the Lenders. It is an event of default under the Credit Facility if (a) there is a payment default by the Company, the Borrower or any Subsidiary Guarantor under any recourse debt for borrowed money of at least $50 million, or (b) there is a payment default by the Company or any of its subsidiaries under any non-recourse debt of at least $100 million.

The Credit Facility is unsecured. The outstanding 2032 Private Placement Notes, the outstanding 2028 Canadian Notes and the outstanding 2030 Canadian Notes previously issued by the Company, remain pari passu with the Credit Facility.

The Credit Facility contains certain customary representations and warranties, affirmative, negative and financial covenants, borrowing conditions, and events of default. In particular, the financial covenants imposed on the Company include: a maximum leverage ratio, a minimum fixed charge coverage ratio, a minimum tangible net worth, certain limits on both secured debt and secured recourse debt, a ratio of secured recourse debt to total asset value, an unencumbered pool leverage ratio, and an unsecured interest coverage ratio. If an event of default occurs and continues, the Borrower is subject to certain actions by the administrative agent, including, without limitation, the acceleration of repayment of all amounts outstanding under the Credit Facility.

The information set forth above in this Item 1.01 does not purport to be complete and is qualified in its entirety by the full text of the documents attached to this Current Report on Form 8-K as Exhibit 10.1, which are incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On February 18, 2026, the Company issued a press release announcing the closing of the Credit Facility. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1, and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Second Amended and Restated Credit Agreement, dated February 18, 2026

99.1 SmartStop Self Storage REIT, Inc. Press Release, dated February 18, 2026

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSTOP SELF STORAGE REIT, INC.

Date:	February 18, 2026	By:	/s/ James R. Barry
James R. Barry Chief Financial Officer and Treasurer